UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 18, 2013

Date of report (Date of earliest event reported)

DAKOTA PLAINS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Dakota Plains Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 18, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected all six persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected. In addition, the Company’s stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Withheld	Broker Non-Votes

Craig M. McKenzie	18,981,327	664	11,136,877
Gabriel G. Claypool	18,981,327	664	11,136,877
Gary L. Alvord	18,981,327	664	11,136,877
Paul M. Cownie	18,981,327	664	11,136,877
David J. Fellon	18,208,256	773,735	11,136,877
Terry H. Rust	18,963,817	18,174	11,136,877

Proposal 2. Ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes

30,113,096	1,097	4,675	11,136,877

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: June 21, 2013	/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer